UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of Incorporation)	(Commission File Number.)	(IRS Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

Registrant’s telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2023, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into amendment no. 1 (the “Amendment”) to the amendment agreement, dated May 11, 2023 (the “Amendment Agreement”), for purposes of amending the terms of the Securities Purchase Agreement, originally dated January 11, 2023 (the “SPA”), between the Company, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), in its capacity as the registered holder of a $4.3 million convertible note (the “Alto Note”) and warrant to purchase 1,018,079 shares of common stock (the “Alto Warrant”) issued by the Company, and the Company’s wholly owned subsidiary, Shuttle Pharmaceuticals, Inc., as guarantor (“Shuttle Pharma”). (The Alto Note, Alto Warrant and the SPA are referred to herein as the “Transaction Documents”). Under the terms of the Transaction Documents, Alto paid $4.0 million (the “Cash Collateral”) in consideration for the Alto Note and Alto Warrant, which funds were to be maintained by the Company in a Controlled Account Agreement (as defined in the Transaction Documents).

Under the Amendment to the Amendment Agreement, the Company and Alto agreed as follows: (i) that Section 15(q) to the Note, which required the Company to hold the Cash Collateral in a Controlled Account Agreement (as defined in the Alto Note), would no longer be applicable, (ii) that Alto would stipulate the release to the Company of the remaining Cash Collateral totaling $2,924,000 (thus releasing the full amount of the Cash Collateral to the Company), and (iii) that, should Alto exercise its option to purchase up to an additional $10 million in convertible notes (the “Subsequent Notes”) and warrants, that such Subsequent Notes would omit Section 15(q) and that the Company would not be required to maintain any controlled accounts or otherwise be subject to any controlled account agreements.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Amendment Agreement, dated June 4, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer

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